SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

KEY TRONIC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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September 19, 2003

Dear Shareholder:

The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company”), to be held on Thursday, October 23, 2003, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216.

Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you previously have returned your proxy card.

Sincerely,

Jack W. Oehlke President and Chief Executive Officer Member of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 19, 2003

To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company”) will be held on Thursday, October 23, 2003, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216 (the “Annual Meeting”), for the following purposes:

1.	To elect six directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2.	To ratify the appointment of BDO Seidman, LLP as independent auditors for fiscal year 2004; and

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company’s Common Stock at the close of business on September 4, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you previously have returned your proxy card to the Company.

By Order of the Board of Directors,

Kathleen L. Nemeth Secretary

Spokane, Washington

September 19, 2003

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED CARD

PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

First mailed to shareholders on or about September 19, 2003.

PROXY STATEMENT

INTRODUCTION

General

The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the “Company”), to the holders of outstanding shares of Common Stock, no par value, of the Company (“Common Stock”) in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 23, 2003 at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216, and any adjournments or postponements thereof (the “Annual Meeting”). The proxies appoint Jack W. Oehlke, Wendell J. Satre and Yacov A. Shamash, any of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation.

Record Date, Proxies, Revocation

Record holders of the Common Stock at the close of business on September 4, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 9,672,580 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the election of nominees for director named below, and FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2004. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

Voting

Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company’s Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the six nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors and (ii) matter 2 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. An abstention from voting or a broker nonvote will have no effect on the approval of matter 2 since neither represents a vote cast.

PROPOSAL 1

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified. The six nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected. The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:

Jack W. Oehlke, age 57, has been President and Chief Executive Officer of the Company since June 1997. From October 1995, he served as Chief Operating Officer. Previously, he served as Senior Vice President of Operations from January 1995 to October 1995 and Vice President of Manufacturing Operations of the Company from December 1993 to January 1995. Mr. Oehlke served as Director of Operations, Director of Quality and in various management positions within manufacturing, engineering and quality functions of the Microswitch Division of Honeywell, Inc. from 1968 to 1993. Mr. Oehlke has a Bachelor of Science Degree in Industrial Technology from the University of Wisconsin at Menomoniee.

Dale F. Pilz, age 77, has served as Chairman of the Board since January 2000 and has been a director of the Company since April 1992. Mr. Pilz was Chief Executive Officer of Flowind Corporation from 1986 to 1990. He served as President of Omninet Corporation from 1985 to 1986. Prior to that, Mr. Pilz was Chief Executive Officer and President of GTE Sprint Communications from 1983 to 1985 and also served as Chief Executive Officer and President of GTE Spacenet Corporation from 1983 to 1985.

Wendell J. Satre, age 85, has been a director of the Company since 1988 and served as Chairman of the Board of Directors from July 1991 through August 1995. Mr. Satre also served as a director from 1983 through 1986 and served as President and CEO of the Company from August 1991 through February 1992. Mr. Satre is the retired Chairman of the Board and Chief Executive Officer of the Washington Water Power Company (now Avista Corp.), a public utility headquartered in Spokane, Washington. Mr. Satre also serves on the Boards of Directors of Output Technology Corporation and The Coeur d’Alenes Company.

Yacov A. Shamash, age 53, has been a director of the Company since 1989. Dr. Shamash also serves on the Board of Directors of American Medical Alert Corp (AMAC). He has been the Dean of Engineering and Applied Sciences at the State University of New York campus at Stony Brook since 1992. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992.

Patrick Sweeney, age 68, has been a director of the Company since July 2000. Mr. Sweeney was President and CEO of Hadco Corporation from 1991 through 1995 and formerly served as Hadco’s Vice President/Chief Financial Officer and Vice President of Operations. Prior to that Mr. Sweeney was the Vice President of International Manufacturing at Wang—USA from 1981 through 1986 and also served as Managing Director of Ireland for Wang and as Plant Manager of its Galway and Clonmel divisions. Mr. Sweeney also serves on the Board of Directors of Aimware, Zaig Tech, Info. Mosaic, Photo Machining Inc., Piercom and Raidtec. He is also a member of the Advisory Board of Manufacturers’ Services Ltd.

William E. Terry, age 70, has been a director of the Company since August 1992. Mr. Terry retired from Hewlett-Packard in November 1993 where he served in a number of executive positions during the prior 36 years. He is a Trustee of Santa Clara University and also serves on the Board of Directors of Altera Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

The Board of Directors and Committees

All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company. The Company’s Board of Directors met four times during fiscal 2003. During fiscal 2003, each director attended 75% or more of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee.

The Audit Committee, which currently consists of Messrs. Sweeney (Chairman), Pilz and Terry met eight times during fiscal 2003. The Audit Committee selects and approves the independent auditors engaged to audit the financial statements of the Company for the fiscal year for which they are appointed, reviews and approves the fees of the independent auditors and other terms of their engagement and monitors the adequacy of the audit effort and the Company’s financial and accounting organization, financial reporting and internal controls.

The Compensation and Administration Committee (the “Compensation Committee”), which currently consists of Messrs. Shamash (Chairman), and Satre, met four times during fiscal 2003. The Compensation Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers and other key employees, reviews and approves the level of compensation awarded to the Company’s Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company’s executive officers and the basis for the Chief Executive Officer’s compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Compensation Committee administers the Company’s stock option plans, including determining the individuals to receive options and the terms of such options.

The Executive Committee, which currently consists of Messrs. Satre (Chairman), Oehlke, Pilz and Terry met one time during fiscal 2003. The Executive Committee generally exercises the authority of the Board of Directors with respect to the management and operation of the Company between meetings of the Board of Directors.

The Nominating Committee, which currently consists of Messrs. Satre (Chairman) and Terry did not meet during fiscal 2003. The Nominating Committee develops Board of Directors membership criteria, conducts searches for and reviews potential director candidates and presents recommendations for director nominees to the Board of Directors. Although there are no formal procedures for shareholders to recommend nominees, the Nominating Committee will consider recommendations from shareholders, which should be addressed to Kathleen L. Nemeth, Secretary, at the Company’s address listed above.

Director Compensation

Each director, other than the Chairman of the Board, who is not an employee of the Company receives a quarterly retainer of $1,875, a fee of $1,000 for each Board meeting attended in person and a fee of $325 for each Board meeting attended by telephone. Directors also receive a fee of $500 for each committee meeting attended (committee members receive a committee attendance fee of $250 if the committee meeting is held the same day as a Board meeting), except that directors receive a fee of $1,000 for each Executive Committee meeting attended (which payment is in lieu of any payment for a Board meeting attended on the same day). The Chairman of the Board receives a quarterly retainer of $2,500, plus an additional $500 for each Board meeting attended. Committee chairmen receive an additional fee of $200 for each committee meeting attended. Directors also receive payment of out-of-pocket expenses related to their service as directors.

Each director who is not, upon election to the Board of Directors, an employee of the Company participates in the Company’s Amended and Restated 1990 Stock Option Plan for Non-Employee Directors. Each non-employee director is granted, upon initial election, an option to purchase 10,000 shares of the Company’s Common Stock. An additional option to purchase 10,000 shares upon the director’s first re-election to the Board of Directors and an additional option to purchase 7,500 shares upon each re-election to the Board of Directors after the first re-election are also granted. The two 10,000 share option grants have a three year vesting period and the subsequent 7,500 share option grants have a two year vesting period.

EXECUTIVE OFFICERS

In addition to Mr. Oehlke, the following persons are the executive officers of the Company:

Craig D. Gates, age 44, has been the Executive Vice President and General Manager since August 2002. Previously he was Executive Vice President of Marketing, Engineering and Sales since July 1997. He served as Vice President and General Manager of New Business Development from October 1995 to July 1997. He joined the Company as Vice President of Engineering in October 1994. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. From 1982 he held various engineering and management positions within the Microswitch Division of Honeywell, Inc., in Freeport, Illinois and from 1991 to October 1994 he served as Director of Operations, Electronics for Microswitch.

Ronald F. Klawitter, age 51, has been Executive Vice President of Administration, CFO, and Treasurer since July 1997. Previously he was Vice President of Finance, Secretary and Treasurer of the Company since October 1995. He was Acting Secretary from November 1994 to October 1995 and Vice President of Finance and Treasurer from 1992 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc. He has a BA degree from Wittenberg University and is a Certified Public Accountant.

Michael D. Chard, age 45, has been Vice President of Materials of the Company since July 2000. From February 1999 to July 2000, he held various management positions with the Company in planning, quality assurance, and materials. From January 1997 to January 1999, he was Vice President of Product Delivery at Wang Global and its predecessor Olivetti North America. From 1983 to 1996, he held various management positions in finance, marketing, and operations at ISC Systems, the predecessor to Olivetti North America. He holds a BA degree in Business and Accounting from Washington State University and is a Certified Public Accountant.

Efren R. Perez, age 63, has served as Vice President of Southwest Operations since July 1997. Previously he was the Managing Director of Southwest Operations from July 1996 to July 1997 and Director of Southwest Operations from July 1995 to June 1996. Following the Company’s acquisition of the Honeywell, Inc. Keyboard Division, Mr. Perez served as Plant Manager in Juarez from July 1993 to July 1995. He served as Plant Manager in Juarez for the Keyboard Division of Honeywell, Inc. from February 1989 to July 1993. Mr. Perez is a graduate of the University of Mexico with a B.S. in Physics.

All executive officers hold office until their successors are elected and have qualified.

PRINCIPAL SHAREHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT

The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner*	Number of Shares Beneficially Owned (1)		Percent of Class (1)
Wellington Management Company LLP 75 State Street Boston, MA 02109	957,400	(2),(3)	9.9%
Davidson Investment Advisors, Inc. 8 Third Street North Great Falls, MT 59401	872,405	(4),(5)	9.0%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	603,800	(6),(7)	6.2%
Jack W. Oehlke	504,506	(8)	5.0%
Dale F. Pilz	47,802	(9)	* *
Wendell J. Satre	90,250	(10)	* *
Yacov A. Shamash	41,250	(11)	* *
Patrick Sweeney	49,416	(12)	* *
William E. Terry	50,352	(13)	* *
Craig D. Gates	349,246	(14)	3.5%
Ronald F. Klawitter	348,086	(15)	3.5%
Michael D. Chard	61,152	(16)	* *
Efren R. Perez	156,244	(17)	1.6%
All executive officers and directors as a group (10 persons) 8-17, 18	1,698,304	(18)	15.2%

*	Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.
**	Less than 1%.

1.	Percentage beneficially owned is based on 9,672,580 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

2.	Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2003.

3.	Wellington Management Company LLP is a registered investment advisor.

4.	Based on Form 13G/A filed with the Securities and Exchange Commission, dated January 6, 2003.

5.	Davidson Investment Advisors, Inc. is a registered investment advisor.

6.	Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2003.

7.	Dimensional Fund Advisors, Inc. (“DFA”), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all shares.

8.	Includes 442,000 shares issuable upon exercise of employee stock options and 10,098 shares owned directly by Mr. Oehlke’s wife. Also includes Common Stock allocated to Mr. Oehlke as a participant in the Company’s Variable Investment Plan (29,792 shares) as of June 28, 2003.

9.	Includes 41,250 shares issuable upon exercise of director stock options.

10.	Includes 41,250 shares issuable upon exercise of director stock options.

11.	Includes 41,250 shares issuable upon exercise of director stock options. Does not include 1,100 shares held by Dr. Shamash’s daughter.

12.	Includes 20,416 shares issuable upon exercise of director stock options.

13.	Includes 41,250 shares issuable upon exercise of director stock options.

14.	Includes 333,000 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Gates as a participant in the Company’s Variable Investment Plan (7,455 shares) as of June 28, 2003.

15.	Includes 311,815 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Klawitter as a participant in the Company’s Variable Investment Plan (17,860 shares) as of June 28, 2003.

16.	Represents 53,333 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Chard as a participant in the Company’s Variable Investment Plan (7,819 shares) as of June 28, 2003.

17.	Represents 155,083 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Perez as a participant in the Company’s Variable Investment Plan (1,161 shares) as of June 28, 2003.

18.	Includes 1,698,304 shares subject to issuance pursuant to stock options held by directors and executive officers which are currently exercisable or exercisable within 60 days of September 4, 2003.

EXECUTIVE COMPENSATION

Compensation Tables

Set forth below is information on the annual and long-term compensation for services rendered during fiscal years 2003, 2002 and 2001 by the Named Executive Officers which include (i) Mr. Oehlke, the Chief Executive Officer and President, and (ii) the four other persons who served as executive officers of the Company during fiscal 2003. For information regarding the Company’s current executive officers, see Executive Officers, page 4.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation			All Other Compen- sation ($)(4)
		Annual Compensation				Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)		Other Annual Compensa- tion ($)(3)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	Payouts ($)
Jack W. Oehlke Chief Executive Officer & President	2003 2002 2001	329,433 300,625 326,250	211,250 — —	(5)	— — —	— — —	0 0 0	— — —	7,662 6,431 4,663
Craig D. Gates Executive Vice President and General Manager	2003 2002 2001	240,024 220,150 239,762	119,000 — —	(6)	— — —	— — —	0 0 0	— — —	7,982 6,741 4,891
Ronald F. Klawitter Executive VicePresident of Administration, CFO and Treasurer	2003 2002 2001	238,835 220,150 239,762	119,000 — —	(7)	— — —	— — —	0 0 0	— — —	7,754 6,718 4,891
Efren R. Perez Vice President of SW Operations	2003 2002 2001	170,610 155,400 167,871	55,538 — —	(8)	13,481 12,096 13,792	— — —	25,000 40,000 0	— — —	6,752 6,216 4,610
Michael D. Chard Vice President of Materials	2003 2002 2001	132,500 117,475 124,728	43,551 — —	(8)	— — —	— — —	25,000 0 0	— — —	5,295 4,435 3,421

(1)	Includes amounts deferred under the 401(k) component of the Company’s Variable Investment Plan.

(2)	Represents dollar value of cash bonuses earned by the Named Executive Officers during the fiscal year indicated.

(3)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits, securities or property, has been omitted in those instances where such perquisites and other personal benefits, securities or property, constituted less than the lesser of $50,000 or ten percent of the total of annual salary and bonus for the named executive officer for such year.

(4)	Represents Company matching payments in 2003, 2002 and 2001 under the Company’s Variable Investment Plan.

(5)	Represents for 2003 $154,834 earned under the Incentive Compensation Plan for fiscal 2003 and $56,416 under Mr. Oehlke’s retention bonus plan. See “Certain Relationships and Related Transactions”, page 12.

(6)	Represents for 2003 $90,249 earned under the Incentive Compensation Plan for fiscal 2003 and $28,751 under Mr. Gates’ retention bonus plan. See “Certain Relationships and Related Transactions”, page 12.

(7)	Represents for 2003 $89,802 earned under the Incentive Compensation Plan for fiscal 2003 and $29,189 under Mr. Klawitter’s retention bonus plan. See “Certain Relationships and Related Transactions”, page 12.

(8)	Represents amounts earned under the Incentive Compensation Plan for fiscal 2003.

OPTION GRANTS IN 2003 FISCAL YEAR

The following table sets forth information concerning individual grants of stock options made during fiscal year 2003 to each of the individuals identified in the Summary Compensation Table.

	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees In Fiscal 2003		Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name						5% ($)	10% ($)
Jack W. Oehlke	0	N/A		N/A	N/A	N/A	N/A
Craig D. Gates	0	N/A		N/A	N/A	N/A	N/A
Ronald F. Klawitter	0	N/A		N/A	N/A	N/A	N/A
Michael D. Chard	8,333 8,333 8,334	6.83 6.83 6.83	% % %	1.15 1.15 1.15	10/24/08 10/24/09 10/24/10	2,647 3,259 3,902	5,851 7,394 9,093
Efren Perez	8,333 8,333 8,334	6.83 6.83 6.83	% % %	1.15 1.15 1.15	10/24/08 10/24/09 10/24/10	2,647 3,259 3,902	5,851 7,394 9,093

(1)	A stock option grant was made during fiscal year 2003 to two of the individuals identified in the Summary Compensation Table.

(2)	The rates of appreciation shown in the table are for illustrative purposes only pursuant to applicable Securities and Exchange Commission requirements. Actual values realized on stock options are dependent on actual future performance of the Company, among other factors. Accordingly the amounts shown may not necessarily be realized.

The following table provides information on the exercise of options to purchase Common Stock by the Named Executive Officers in fiscal year 2003 and such officers’ unexercised options to purchase Common Stock at June 28, 2003.

Aggregated Option Exercises in Fiscal Year 2003

and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jack W. Oehlke	0	N/A	442,000	0	0	0
Craig D. Gates	0	N/A	333,000	0	0	0
Ronald F. Klawitter	0	N/A	311,815	0	0	0
Michael D. Chard	0	N/A	45,000	25,000	0	$36,000
Efren R. Perez	0	N/A	133,417	51,667	0	$36,000

(1)	This amount represents the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on June 27, 2003 and the exercise prices for the relevant options.

Employment Contracts and Termination and Change in Control Arrangements

Employment Contracts. The Company entered into employment contracts with Messrs. Oehlke, Gates, Klawitter, Chard and Perez at the time each employee was first elected an executive officer of the Company. Each of the employment contracts imposes upon the employee standard non-disclosure, confidentiality and covenant not to compete provisions. Each of the employment contracts provides that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The employment contracts entered into with Messrs. Oehlke and Klawitter also provide that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The employment contracts of Messrs. Oehlke, Gates and Klawitter were amended in November 1999 to provide that upon termination of employment by the Company prior to July 30, 2002, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination. In April 2002 the employment contracts of Messrs. Oehlke, Gates, Klawitter, Chard and Perez were amended to provide that upon termination of employment by the Company prior to July 30, 2003, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination. In October 2002 the employment contracts of Messrs. Oehlke, Gates, Klawitter, Chard and Perez were amended to provide that upon termination of employment by the Company after a change of control, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination.

Stock Option Plans. The executive stock option plans and non-employee directors stock option plan provide that upon a change of control of the Company vesting of outstanding options will be accelerated.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Board of Directors has a Compensation Committee presently consisting of Messrs. Shamash and Satre. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2003. Mr. Satre served as President, CEO and Chairman of the Board of the Company from August 1991 through February 1992. None of the executive officers of the Company has served on the Board of Directors or on the Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview. Key Tronic’s compensation philosophy established by the Compensation Committee (“Committee”) is that annual total cash compensation should vary with the performance of the Company and long-term incentives should be aligned with the interests of the Company’s shareholders. The Company’s compensation plan is designed to allow the Company to attract, motivate and retain highly qualified individuals and to be consistent with the short-term and long-term goals of the Company. Compensation of the Company’s executive officers including the Chief Executive Officer (“CEO”), except as otherwise noted in this report, has three primary elements: base salary, annual incentive bonus and annual stock option grants. Base salaries are established following a review of competitive information related to comparable companies, in similar industries, nationally and in the Northwest. Annual incentive bonuses are tied to the profitability of the Company and the key employee’s contribution to the Company’s performance. Annual stock option incentive grants are based upon base salary and the employee’s contribution to the Company’s performance. Annual stock option grants to executive officers are made under the Company’s employee stock option plans.

Base Salaries. The Company’s compensation philosophy emphasizes performance-based pay. The goal is to have base salary represent a target percentage of an executive officer’s total annual compensation. Prior to setting compensation levels for executive officers, including the CEO, the Committee reviews competitive information related to comparable companies, in similar industries, nationally and in the Northwest. These companies include some but not all of the companies appearing in the Nasdaq Electronic Components Index in the performance graph on page 11. The Committee indexes base salary ranges to be at average competitive levels. During fiscal 2003, executive officer pay ranges, including the range for the CEO, were adjusted upward to be consistent with the Committee’s established index. Management recommendations (other than those of the subject executive officer) are considered by the Committee in establishing an individual executive officer’s recommended salary. The Committee also considers factors related to individual performance, individual responsibility, Company performance based on net earnings and external competitive factors. The Committee establishes each executive officer’s annual salary, including the CEO’s salary.

Annual Bonus. The Committee established a key employee Incentive Compensation Plan for fiscal 2003. The plan was based upon Company profit goals. A minimum Company profit goal had to be achieved before any payment was to be made under the plan to key employees, including all executive officers. Bonus payments under the plan were to be based on three performance levels: threshold achievement, expected achievement, and over-achievement of Company profit goals. Over-achievement payments under the plan were intended to be comparable to industry averages for annual incentive bonus plans. Payments were to be based upon a percentage of the key employee’s fiscal 2003 base earnings. The payment percentage ranges were established in descending order for the CEO, all other officers and all other key employees.

The payment percentage range for the CEO ranged from 5% at threshold achievement up to 75% at over-achievement level. Near expected level performance was achieved and therefore incentive bonuses for fiscal 2003 were earned by the CEO, all other officers and all other key employees.

Annual Stock Option Awards. The Committee’s policies make long-term incentive compensation an important part of motivating and retaining key employees. Such long-term incentive compensation is consistent with the interests of the Company’s shareholders in that it ties executive compensation to the performance of the Company’s stock. The Committee believes that long-term incentive compensation can best be implemented through the granting of annual stock options. The Committee makes the determination to grant options to key employees based upon each key employee’s position in the Company, base salary and the recommendations of the CEO based on individual performance. The exercise price of the options is equal to the closing price of the Common Stock on the date of grant as quoted by the Nasdaq National Market, as reported in The Wall Street Journal. The vesting periods for options range from one to three years. The Committee granted an option to two executive officers during fiscal 2003.

Compensation payments in excess of $1 million in any taxable year to any “covered employee” (defined as the CEO and the Company’s other four most highly compensated officers) is subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. To the extent that there is no adverse effect on the Company’s performance-related compensation philosophy or on the Company’s ability to provide competitive compensation, it is the policy of the Committee and the Board of Directors to minimize executive compensation that is not deductible by the Company for tax purposes.

The Compensation Committee: Yacov A. Shamash (Chairman), Wendell J. Satre

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors consists of three members. All Audit Committee members are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee has met and discussed with the Company’s management and BDO Seidman, LLP (“BDO”), the Company’s independent auditors, the Company’s financial statements contained in the Annual Report on Form 10K for the year ended June 28, 2003.

The Audit Committee has reviewed and discussed with BDO the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, “Communications with Audit Committees”. BDO has submitted to the Audit Committee and the Committee has reviewed the written disclosures and letter from BDO required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and the Audit Committee discussed with BDO that firm’s independence.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10K for the fiscal year ended June 28, 2003, for filing with the Securities and Exchange Commission.

The Audit Committee: Patrick Sweeney (Chairman), Dale F. Pilz, William E. Terry

Audit Fees. The aggregate fees, including out of pocket expenses, billed by the Company’s auditors for professional services for the audit of the Company’s consolidated financial statements for the fiscal year ended June 28, 2003 and for the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10Q for that fiscal year were approximately $84,750.

Financial Information Systems Design and Implementation Fees. No fees were billed by BDO for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 28, 2003.

All Other Fees. The aggregate fees, including out of pocket expenses, billed by BDO for services rendered to the Company for the fiscal year ended June 28, 2003 other than for services described above under “Audit Fees” were approximately $10,278, primarily for tax related services.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor’s independence.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return of the Nasdaq Market Index, the Nasdaq Electronic Components Index and the Nasdaq Computer Manufacturers Index in fiscal 2003.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG KEY TRONIC CORPORATION, THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX,

THE NASDAQ COMPUTER MANUFACTURING INDEX

AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

(*) Assumes that the value of the investment in the Common Stock and each index was $100 invested on June 27, 1998 and that all dividends, if any, were reinvested. The Nasdaq (U.S. and Foreign) Market Index is composed of companies included within all Standard Industrial Classification (SIC) codes. The SIC code of all companies included in the Nasdaq Computer Manufacturers Index is 357. The SIC code for all companies included in the Nasdaq Electronic Components Index is 367. The Company will provide a list of companies included in the indexes to any shareholder upon written request to the Company’s Secretary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See Compensation Committee Interlocks and Insider Participation in Compensation Decisions, page 9.

In October 2002, the Board of Directors approved retention bonus plans for Messrs. Oehlke, Gates and Klawitter. Under the retention bonus plan, Mr. Oehlke is eligible to receive retention bonus payments in August of 2003, 2004 and 2005, if he is then employed by the Company or has been terminated by the Company without cause. Maximum payment amounts under Mr. Oehlke’s retention bonus plan are $211,250 for 2003, $243,750 for 2004 and $276,250 for 2005. The maximum retention bonus payment in each year is reduced by the amount of any payments earned by Mr. Oehlke pursuant to any Company incentive plans during the fiscal year immediately preceding the retention bonus payment date.

Under the retention bonus plan, Mr. Gates is eligible to receive retention bonus payments in August of 2003, 2004 and 2005 if he is then employed by the Company or has been terminated by the Company without cause. Maximum payment amounts under Mr. Gates retention bonus plan are $119,000 for 2003, $142,800 for 2004 and $166,600 for 2005. The maximum retention bonus payment in each year is reduced by the amount of any payments earned by Mr. Gates pursuant to any Company incentive plans during the fiscal year immediately preceding the retention bonus payment date.

Under the retention bonus plan, Mr. Klawitter is eligible to receive retention bonus payments in August of 2003, 2004 and 2005 if he is then employed by the Company or has been terminated by the Company without cause. Maximum payment amounts under Mr. Klawitter’s retention bonus plan are $119,000 for 2003, $142,800 for 2004 and $166,600 for 2005. The maximum retention bonus payment in each year is reduced by the amount of any payments earned by Mr. Klawitter pursuant to any Company incentive plans during the fiscal year immediately preceding the retention bonus payment date.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has retained BDO Seidman, LLP (“BDO”) as the Company’s independent auditors for the fiscal year ending July 3, 2004. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions. In the event that ratification of this appointment of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.

On December 3, 2002 Deloitte & Touche, LLP (“D&T”) was dismissed as the Company’s independent public accountants and BDO was appointed as the Company’s new independent accountants to replace D&T for the fiscal year ending June 28, 2003. The decision to dismiss D&T and to appoint BDO was made and approved by the Audit Committee. D&T’s reports on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the prior two fiscal years and through December 3, 2002, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused that firm to make reference to the subject matter of the disagreements in connection with its reports and there were no reportable events as defined in certain SEC regulations. Prior to the engagement of BDO the Company had not consulted with BDO during the prior two fiscal years and through December 3, 2002 in any matter regarding the application of accounting principles on a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as defined in certain SEC regulations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S

INDEPENDENT AUDITORS

SHAREHOLDER PROPOSALS

To be considered for presentation to the Annual Meeting of Shareholders to be held in 2004, a shareholder proposal must be received by Kathleen L. Nemeth, Secretary, Key Tronic Corporation, 4424 N. Sullivan Road, Spokane, Washington 99216, no later than May 23, 2004.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and Nasdaq. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5’s were required, the Company believes that with respect to the fiscal year ended June 28, 2003 all the Reporting Persons complied with all applicable filing requirements.

Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Other Business. The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors

Kathleen L. Nemeth Secretary

Spokane, Washington

September 19, 2003

KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane, Washington 99216

Proxy Solicited by Board of Directors for Annual Meeting

October 23, 2003

JACK W. OEHLKE, WENDELL J. SATRE, and YACOV A. SHAMASH, or any of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 23, 2003, and any adjournment or postponement thereof.

(Continued and to be signed and dated on other side.)

é FOLD AND DETACH HERE é

KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane, WA 99216

As a participant in the Key Tronic 401(k) Retirement Savings Plan (the “Plan”), you have the right to direct UMB Bank, n.a. (the “Plan Trustee”), to vote the shares of Common Stock of Key Tronic Corporation (the “Company”) represented by your interest attributable to such shares held in the KTC Stock Fund under the Plan at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on October 23, 2003.

For your information, copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report are enclosed. In addition, a postage paid return envelope addressed to Mellon Investor Services is enclosed for your use in returning your completed, signed and, dated proxy card to the Plan Trustee.

The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law.

If your completed proxy card is not received by October 15, 2003 the Administrative Committee for the Plan may direct the Plan Trustee to vote your shares. All unvoted shares will be voted in the same proportion as the voted shares received.

UMB Bank, n.a.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.	Please mark your votes as indicated	☒

1 Election of Directors:	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below		FOR	AGAINST	ABSTAIN
FOR, except vote withheld from the following nominee(s):	☐	☐	2 Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2004.	☐	☐	☐

Election of six directors (or if any nominees is not    available for election, such substitute as the Board of    Directors or the proxy holders may designate).

Nominees: 01 - Jack W. Oehlke 02 - Dale F. Pilz

03 - Wendell J. Satre 04 - Yacov A. Shamash 05 - Patrick Sweeney and 06 - William E. Terry			The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment of postponement thereof.

If you wish to vote in accordance with the Board of Directors recommendations, just sign and date below. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

			Mark	☐	for address change:

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

éFOLD AND DETACH HEREé

KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane, Washington 99216

Proxy Solicited by Board of Directors for Annual Meeting

October 23, 2003

JACK W. OEHLKE, WENDELL J. SATRE, and YACOV A. SHAMASH, or any of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 23, 2003, and any adjournment or postponement thereof.

(Continued and to be signed and dated on other side.)

éFOLD AND DETACH HEREé

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.	Please mark your votes as indicated	☒

		FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below			FOR	AGAINST	ABSTAIN
1	Election of Directors:	☐	☐	2	Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2004.	☐	☐	☐
	FOR, except vote withheld from the following nominee(s):
	Election of six directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).
	Nominees; 01 - Jack W. Oehike 02 - Dale F. Pilz 03- Wendell J. Satre 04 - Yacov A. Shamash 05 - Patrick Sweeny and 06 - William E. Terry

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date below. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

Mark ☐ for address change:

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

é FOLD AND DETACH HERE é